Exhibit 99.1

FOR RELEASE

August 10, 2020

Acacia Research Reports Second Quarter 2020 Financial Results

Acquires Woodford portfolio of life science assets for $282 million (£223.9 million);

Recovered $185 million to date in sales of certain acquired assets

New York, NY – August 10, 2020 - Acacia Research Corporation (“we”, “us”, “our”, “Acacia” or “the Company”) (Nasdaq: ACTG) today reported results for the three-month period ended June 30, 2020.

Clifford Press, Chief Executive Officer, stated, “We announced our first Approved Transaction, under our strategic alliance with Starboard Value LP (“Starboard”), acquiring the former Woodford portfolio of life science assets for $282 million from LF Equity Income Fund. To date, we have recovered approximately $185 million through the sale of securities of certain public companies in the portfolio. Notably, the remaining positions include a 6% stake in Oxford Nanopore and a 5% stake in Immunocore. In aggregate, our sales to date and the potential of our remaining holdings represent a strong path to increasing book value. This transaction demonstrates our ability to navigate complex financial structures, identifying and executing on opportunities, supported by our ready access to capital.”

Mr. Press continued, “As of the end of the second quarter, the market value of the remaining public securities in the portfolio was approximately $50 million. The Woodford portfolio is a mix of public and private company securities. Under GAAP, we assigned the portfolio purchase price first to the public securities at market value, and the residual value to the private company assets. We will mark the public assets to market each quarter, and we will adjust our carrying value in the private assets based on any observed primary or secondary transactions in those companies’ shares or recognize any impairment.”

“During the quarter, we recognized $63 million of non-cash cost associated with an increase in our derivative liability related to our warrants and preferred, as our share price increased during the quarter,” added Mr. Press. “This brings the aggregate value of non-cash liability associated with these warrants and embedded derivatives to a total of $95 million, or $1.93 per share. These are non-cash items, and upon exercise or expiration, would be eliminated and booked to equity. Our current book value at June 30 is $164.7 million, or $3.36 per share, as reduced by these liabilities.”

Al Tobia, President and Chief Investment Officer, added, “To fund the Woodford portfolio acquisition, we issued $115 million in Senior Secured Notes to Starboard, convertible into shares of our common stock at an exercise price of $3.65 per share if exchanged with the Series B Warrants previously issued to Starboard. As we noted at that time, we intend to offer stockholders the opportunity to invest alongside Starboard. We currently intend to commence, as soon as reasonably practicable, a Stockholder Offering (as defined below) of up to $31.5 million of senior secured notes, and warrants to purchase shares of common stock, to existing holders of our common stock, with substantially similar terms as the Senior Secured Notes and Series B warrant issued to Starboard[1].”

Mr. Tobia continued, “We worked on a tight timeline to complete the Woodford portfolio purchase; however, our strategic committee continues its focus on identifying potential operating company acquisitions. Acacia’s liquidity and financial flexibility creates inherent advantages in today’s market. Acacia is starting to exhibit some of the potential of its operating model, and we are adding investment professionals to build out our execution capability.”

1

Second Quarter 2020 Financial Summary:

•	Cash and short-term investments totaled $184.0 million at June 30, 2020, compared to $158.1 million at March 31, 2020 and $168.3 million at December 31, 2019.
•	Debt, which represents the Senior Secured Notes issued to Starboard, was $115.0 million at June 30, 2020.
•	Book value totaled $164.7 million as of June 30, 2020, compared to $175.0 million at December 31, 2019. Acacia’s current book value reflects issuance of Senior Secured Notes and liabilities associated with upfront funding of the life science portfolio acquisition, and reflects the allocated value based on U.S. GAAP of assets transferred as of June 30, 2020.
•	Gross revenues were $2.1 million.
•	General and administrative expenses for the second quarter of 2020 increased by $1.8 million or 47%, compared with the second quarter of 2019, due to business development efforts and personnel expenses.
•	Operating loss was $6.7 million.
•	GAAP net income to common stockholders was $4.2 million, or $0.09 per diluted share, compared to a net loss of $(5.8 million), or $(0.12) per diluted share, in the second quarter last year. The second quarter of 2020 included an $82 million benefit related to the change of the fair value of equity securities derivative and forward contract, partially offset by a $63 million non-cash charge related to the change in fair value of warrants and embedded derivatives, $4.2 million in non-recurring transaction-related expenses and a $4.9 million foreign exchange loss.

Investor Conference Call:

The Company will host a conference call today, Monday, August 10, 2020, to discuss these results and provide a business update at 11 a.m. ET/ 8 a.m. PT.

To access the live call, please dial (877) 407-0778 (U.S. and Canada) or (201) 689-8565 (international). The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the News & Events tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

Information About Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. This earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission (the “SEC”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus unrealized change in fair value of investments, loss on investment, non-cash stock compensation charges and non-cash patent amortization charges. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period. Additional information regarding these non-GAAP measures is available in previously disclosed SEC filings.

2

These non-GAAP measures are presented because they are important metrics used by management as a means to assess financial performance.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP and these non-GAAP measures should not be considered alternatives to financial metrics derived in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP and these non-GAAP measures should not be considered alternatives to financial metrics derived in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.

1As previously disclosed by us when we entered into the Securities Purchase Agreement dated November 18, 2019, by and among the Company, Starboard and the Buyers named therein, we have the option to complete one or more rights offerings to our stockholders (a “Stockholder Offering”) of senior secured notes with terms substantially identical to the notes issued to Starboard, in an aggregate principal amount of up to $100.0 million, and warrants to purchase up to 27,397,261 shares of common stock with terms substantially similar to the Series B Warrants. As soon as reasonably practicable, the Company intends to, but has not yet to commenced, a Stockholder Offering of up to $31.5 million of senior secured notes, and warrants to purchase shares of common stock, with substantially similar terms as the Senior Secured Notes and Series B Warrants issued to Starboard. Additional details, including the timing of the Stockholder Offering, are to be determined at a later date and, while the Company can provide no assurance that a Stockholder Offering will be ultimately initiated or completed or that any holders of its common stock will exercise any such rights in connection with the Stockholder Offering, we believe that a Stockholder Offering is not only a potential source to aid in our current capital-raising goals, but also a means of allowing our stockholders to participate in our anticipated future growth. The description of the Stockholder Offering is contained herein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The Company has not yet filed a registration statement with the SEC for Stockholder Offering, but intends and expects to do so and expects to promptly commence the Stockholder Offering as soon as practicable after the SEC declares such registration statement effective. The Stockholder Offering will be made only by means of a prospectus that the Company intends to file with the SEC as part of the registration statement. Such prospectus will be delivered to holders of the Company’s common stock as of the record date of the rights offering

About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

3

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions, including the impact of the COVID-19 pandemic and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Acacia Research Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

4

ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$164,280	$57,359
Trading securities - debt	–	93,843
Trading securities - equity	19,697	17,140
Equity securities derivative	7,369	–
Equity securities forward contract	75,534	–
Prepaid investment	93,956	–
Accounts receivable	1,393	511
Prepaid expenses and other current assets	1,894	2,912
Total current assets	364,123	171,765

Long-term restricted cash	–	35,000
Investment at fair value	4,063	1,500
Patents, net of accumulated amortization	19,245	7,814
Leased right-of-use assets	1,249	1,264
Other non-current assets	5,466	818
Total assets	$394,146	$218,161

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,235	$1,765
Accrued expenses and other current liabilities	2,716	7,265
Accrued compensation	1,998	507
Royalties and contingent legal fees payable	2,143	2,178
Senior Secured Notes Payable - short term	113,401	–
Total current liabilities	123,493	11,715

Series A warrant liabilities	6,952	3,568
Series A embedded derivative liabilities	29,513	17,974
Series B warrant liabilities	58,290	–
Long-term lease liabilities	1,249	1,264
Other long-term liabilities	593	593
Total liabilities	220,090	35,114

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; 350,000 shares authorized, issued and outstanding as of June 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $35,000 as of June 30, 2020 and December 31, 2019, respectively	9,400	8,089

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 49,306,137 and 50,370,987 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	49	50
Treasury stock, at cost, 4,604,365 and 2,919,828 shares as of June 30, 2020 and December 31, 2019, respectively	(43,270)	(39,272)
Additional paid-in capital	650,843	652,003
Accumulated deficit	(444,799)	(439,656)
Total Acacia Research Corporation stockholders' equity	162,823	173,125

Noncontrolling interests	1,833	1,833

Total stockholders' equity	164,656	174,958

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$394,146	$218,161

5

ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$2,118	$5,460	$5,933	$8,847

Portfolio operations:
Inventor royalties	645	2,623	1,071	3,976
Contingent legal fees	12	375	246	552
Litigation and licensing expenses - patents	1,459	1,855	2,496	5,656
Amortization of patents	1,305	818	2,348	1,474
Other portfolio expenses (income)	(74)	–	(308)	650
Total portfolio operations	3,347	5,671	5,853	12,308
Net portfolio income (loss)	(1,229)	(211)	80	(3,461)
General and administrative expenses(1)	5,519	3,763	10,397	7,418
Operating loss	(6,748)	(3,974)	(10,317)	(10,879)

Other income (expense):
Change in fair value of investment, net	2,677	6,980	6,785	13,888
Gain (loss) on sale of investment	554	(1,642)	(2,762)	(7,232)
Impairment of other investment	–	(8,195)	–	(8,195)
Change in fair value of the Series A and B warrants and embedded derivatives	(62,902)	–	(67,284)	–
Change in fair value of equity securities derivative and forward contract	81,553	–	81,553	–
Change in fair value of trading securities	3,525	(61)	(2,592)	614
Gain (loss) on sale of trading securities	(7,121)	31	(7,009)	(12)
Loss on foreign currency exchange	(4,890)	–	(4,890)	–
Interest expense on Senior Secured Notes	(768)	–	(768)	–
Interest income and other	266	1,113	801	1,984
Total other income (expense)	12,894	(1,774)	3,834	1,047

Income (loss) before income taxes	6,146	(5,748)	(6,483)	(9,832)

Income tax benefit (expense)	2	(9)	1,340	(323)

Net income (loss) including noncontrolling interests in subsidiaries	6,148	(5,757)	(5,143)	(10,155)

Net loss attributable to noncontrolling interests in subsidiaries	–	–	–	14

Net income (loss) attributable to Acacia Research Corporation	$6,148	$(5,757)	$(5,143)	$(10,141)

Net income (loss) attributable to common stockholders - basic and diluted	$4,201	$(5,757)	$(7,105)	$(10,141)
Basic net income (loss) per common share	$0.09	$(0.12)	$(0.14)	$(0.20)
Weighted average number of shares outstanding - basic	48,457,620	49,696,016	49,166,508	49,676,059

Diluted net income (loss) per common share	$0.09	$(0.12)	$(0.14)	$(0.20)
Weighted average number of shares outstanding - diluted	49,033,824	49,696,016	49,166,508	49,676,059

_____________________________________________________

(1) General and administrative expenses were comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expenses	$5,096	$3,302	$9,642	$6,965
Non-cash stock compensation expense - G&A	423	461	755	453
Total general and administrative expenses	$5,519	$3,763	$10,397	$7,418

6